EXHIBIT (a)(2)

DEALER MANAGER AGREEMENT

Offer by

ATS Corporation

to

Holders of

Warrants to Purchase Common Stock of

ATS Corporation

CRT CAPITAL GROUP LLC

as Dealer Manager

Dated as of

April 8, 2008

DEALER MANAGER AGREEMENT

April 8, 2008

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT 06902

Ladies and Gentlemen:

ATS Corporation, a Delaware corporation (the “Company”), intends to engage in a tender offer (as further defined below, the “Warrant Offer”) to temporarily modify the exercise terms of all outstanding warrants (the “Warrants”) to purchase common stock which were issued by Federal Services Acquisition Corporation, the Company’s legal predecessor, in its initial public offering, to temporarily allow the cashless exercise of the Warrants in exchange for common stock of the Company, and to allow a portion of the Warrants to be exercised for cash at an exercise price lower than the current exercise price.  Simultaneously, the Company intends to file an amended registration statement on Form S-3, or, alternatively, a new registration statement, to reflect the modification of the exercise terms of the Warrants.  The terms and conditions of the Warrant Offer are set forth in the form of Offer Letter (the “Offer Letter”) and related Letter of Transmittal (as amended, modified or supplemented from time to time, the “Letter of Transmittal”) attached hereto as Exhibit A and Exhibit B, respectively, which have been prepared by the Company.  Such tender offer, as amended, modified or supplemented from time to time, including any extension thereof, is hereinafter referred to as the “Warrant Offer.”  The holders of the Warrants are hereinafter referred to as the “Holders.”

The Offer Letter, Letter of Transmittal, letter from the Company to beneficial owners of the Warrants, letter from the Dealer Manager (as defined below) to securities dealers, brokers, commercial banks, trust companies and other nominees and newspaper announcements, press releases, Schedule TO (“Schedule TO”) pursuant to Rule 14d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other offering materials and information that the Company may use, prepare, file, distribute, mail, publish, approve or authorize for use in connection with the Warrant Offer, as any of them may be amended, modified or supplemented from time to time, are collectively referred to hereinafter as the “Offering Materials.”

The Company hereby confirms its agreement with CRT as follows:

1.                                       Appointment to Act as Dealer Manager.

(a)           The Company hereby engages CRT Capital Group LLC (“CRT”) to act as exclusive dealer manager with respect to the Warrant Offer (the “Dealer Manager”).  On the basis of the representations and warranties and agreements of the Company herein contained, and subject to and in accordance with the terms and conditions hereof and of the Offering Materials, CRT hereby agrees to act as Dealer Manager in connection with the Warrant Offer and, in connection therewith, CRT shall act in accordance with its customary practices and shall perform those services in connection with the Warrant Offer that are customarily performed by investment banking firms in connection with acting as a dealer manager of tender offers of a like nature, including, but not limited to, soliciting tenders pursuant to the Warrant Offer and communicating generally regarding the Warrant Offer with brokers, dealers, commercial banks and trust companies and other persons, including the Holders.

(b)           The Company has furnished or shall furnish CRT, or cause the transfer agent for the Warrants to furnish CRT, as soon as practicable after the date of commencement of the Warrant Offer (the “Commencement Date”), with cards or lists or copies thereof showing the names of persons who were the Holders of record as of a recent date and, to the extent available to the Company, the beneficial owners of the Warrants as of a recent date, together with the amount of the Warrants held by them and, to the extent available, their addresses.  Additionally, the Company shall use commercially reasonable efforts to advise CRT or cause CRT to be advised daily during the period of the Warrant Offer as to any transfers of record of the Warrants and to update such other information from time to time during the term of this Agreement as requested by CRT and to obtain other information concerning the Holders of the Warrants as is reasonably requested by CRT.

(c)           The Company acknowledges and agrees that CRT has been retained hereunder to act solely in its capacity as Dealer Manager.  In such capacity, CRT shall act hereunder as an independent contractor and shall not be deemed the agent or fiduciary of the Company or any of its affiliates, equity holders or creditors or of any other person, and any duties of CRT arising out of its engagement pursuant to this Agreement shall be owed solely to the Company.  CRT shall not be liable to the Company, its affiliates, equity holders or creditors or any other person for any act or omission on the part of, and shall not be deemed to be the agent or fiduciary of, any broker or dealer (other than CRT in its capacity as broker or dealer), commercial bank or trust company, and no such broker or dealer, commercial bank or trust company shall be deemed to be acting as the agent or fiduciary of CRT.  Nothing contained in this Agreement shall constitute CRT a partner of or joint venturer with the Company.

(d)           The Company authorizes CRT to communicate with Continental Stock Transfer & Trust Company, in its capacity as depositary (the “Depositary”), retained by the Company with respect to matters relating to the Warrant Offer, as well as with Morrow & Co., LLC, as Information Agent with respect to the Warrant Offer.

(e)           The Company agrees that any reference to CRT in any Offering Materials, or in any newspaper announcement or press release or other document or communication, is subject to the prior written approval of CRT, provided that such approval will not be unreasonably withheld, delayed or conditioned.

2.                                       Engagement Terms.

The Company shall pay to CRT a fee equal to US $0.01 per Warrant exercised for cash or on a cashless basis, and accepted for exercise by the Company, pursuant to the terms of the Warrant Offer.  No fee shall be due to CRT if the Warrant Offer is withdrawn or terminated for any reason.  The Company shall pay all reasonable out-of-pocket expenses, including, but not limited to, CRT’s reasonable fees for outside counsel, incurred in connection with the Warrant Offer.

3.                                       Certain Covenants of the Company.  The Company covenants with CRT as follows:

(a)          The Company shall promptly inform CRT of (i) any request of the Securities and Exchange Commission (the “Commission”) or any other governmental or regulatory agency or authority to amend or supplement any Offering Materials or for additional information with respect thereto and of receipt (whether written or oral) by the Company (or by any of its respective officers or attorneys) of any other communication from the Commission or any other governmental or regulatory agency or authority relating to any Offering Materials (and, if any such request or communication is in writing, the Company shall promptly furnish CRT with a copy thereof), (ii) the issuance of any stop order, injunction, restraining order or denial of any application for approval or the initiation or threat of any proceedings, litigation or investigation with respect to the Warrant Offer, the exercise of the Warrants pursuant thereto or the execution, delivery and performance of this Agreement by the Company, by or before any governmental or regulatory agency, or any court, and (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would (x) cause the Company to amend, withdraw or terminate the Warrant Offer, (y) cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate, or (z) permit the Company to exercise any right not to allow the exercise of the Warrants tendered under the Warrant Offer (and the Company will so advise CRT before such rights are exercised).

(b)           The Company will file with the Commission (i) on the Commencement Date a Schedule TO, and will promptly file as required any and all necessary amendments to the Schedule TO (each an “Amendment” and, collectively, the “Amendments”), and (ii) a post-effective amendment to the current registration statement on Form S-3, or, alternatively, a new registration statement (the “Registration Statement”), including a prospectus, covering the registration of the shares of Common Stock to be issued in exchange for, or upon exercise of, the warrants in the Warrant Offer.  A copy of the Schedule TO and each Amendment (including documents listed in Item 12 of the Schedule TO filed therewith as exhibits thereto), as well as a copy of the Registration Statement, including any further amendment or supplement thereto, will be furnished to CRT upon filing with the Commission thereof.

(c)           The Company agrees that, within a reasonable time prior to filing, distributing, mailing, publishing or otherwise using or permitting the use of any Offering Materials or any amendment or supplement to any Offering Materials, it shall submit copies of such documents to CRT and will use commercially reasonable efforts to not make any amendment or supplement to any of the Offering Materials of which CRT shall not have been advised previously and furnished a copy a reasonable time prior to its use or to which CRT or its counsel shall have reasonably objected in writing.

(d)           The Company hereby authorizes CRT to use the Offering Materials in connection with the Warrant Offer.  The Company agrees that the Offering Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company.  CRT shall have no obligation to cause copies of the Offering Materials to be transmitted generally to the Holders of the Warrants.  The Company will deliver to CRT, without charge, such number of copies of the Offering Materials (as supplemented or amended) and all other statements and other documents filed or to be filed with any other federal, state or local governmental or regulatory authorities, any stock exchange or any court and any amendments or supplements to any such statements and documents, as CRT may reasonably request and will cause all amendments and supplements filed with the Commission to be distributed to Holders as may be required by the Exchange Act.

(e)           The Company will furnish CRT with such information concerning the Company, the Warrants and the Warrant Offer as CRT believes is appropriate to the performance by CRT of the services to be performed by it hereunder (all such information as so furnished, including without limitation the Offering Materials, being referred to herein as the “Information”) and the Company hereby represents and warrants that the Information is and will be accurate and complete in all material respects.  The Company recognizes and consents to the fact that CRT (i) will use and rely primarily on the Information and on other information available from generally recognized public sources in performing the services contemplated by this Agreement without having any obligation to independently verify the same and (ii) does not assume responsibility for the accuracy or completeness of the Information or such other information.  The Company will promptly advise CRT if any Information previously provided becomes inaccurate in any material respect or is required to be updated.

(f)            The Company will comply with the Exchange Act, and the rules and regulations promulgated thereunder, as applicable, in connection with the Offering Materials, the Warrant Offer and the transactions contemplated hereby and thereby.  If, at any time during the pendency of the Warrant Offer, any event shall occur or condition exist which may or could cause the Company to amend, supplement, withdraw or terminate the Warrant Offer or as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement any Offering Materials in order that such Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Holder, or if it shall be necessary, in the opinion of such counsel, to amend or supplement any Offering Materials in order to comply with the requirements of the Exchange Act, the Company will, as soon as reasonably practicable, upon becoming aware of such event or condition, notify CRT and prepare and file with the Commission and publish or distribute such amendment or supplement as may be necessary to effect such amendment, withdrawal or termination or to correct such untrue statement or omission or to make such Offering Materials comply with such requirements.

(g)           The Company agrees to pay all costs and expenses incurred by the Company in connection with its performance of this Agreement and in connection with the Warrant Offer including, without limitation, (i) the preparation, printing, filing, mailing and publishing of the Offering Materials and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Dealer Manager; (ii) the preparation, negotiation and execution of this Agreement; (iii) the distribution of the Offering Materials to Holders; (iv) the fees and disbursements of counsel to the Company and the independent registered public accounting firm of the Company, if any; (v) the reasonable expenses of the Dealer Manager as set forth in Section 2; (vi) the fees and expenses of the Depositary; (vii) the fees and expenses of all dealers and brokers (including CRT in its capacity as dealer or broker, which fees and expenses shall be in addition to all fees and expenses payable hereunder), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Offering Materials to their customers; (viii) any advertising costs incurred in connection with the Warrant Offer; and (ix) all other costs and expenses incident to the Warrant Offer incurred by the Company.  The Company shall make all payments of fees and expenses referred to in this paragraph which become payable by the Company, whether or not any of the Warrants are exercised pursuant to the Warrant Offer, and the obligation to make such payments shall survive the expiration, withdrawal or termination of this Agreement and the Warrant Offer.

(h)           The Company shall advise or use commercially reasonable efforts to cause the Depositary to advise the Dealer Manager on or before 5:00 p.m., New York City time, or as promptly as practicable thereafter, daily or more frequently if requested as to major tally figures, by telephone or facsimile transmission with respect to:  (i) the number of the Warrants validly tendered on such day; (ii) the number of the Warrants defectively tendered on such day; (iii) the number of the Warrants validly tendered represented by certificates physically held by the Depositary (or for which the Depositary has received confirmation of receipt of book-entry transfer of such Warrants into its account at a book-entry transfer facility pursuant to the procedures set forth in the Offer Letter) on such day; (iv) the number of Warrants represented by Notices of Guaranteed Delivery on such day; (v) the number of the Warrants properly withdrawn on such day; (vi) the number of Warrants exercised for cash; (vii) the cumulative totals of the number of the Warrants in categories (i) through (vi) above; and (viii)  upon request, the names and addresses of the registered owners of the Warrants who have so tendered in the Warrant Offer, including those persons who exercised their Warrants for cash.  As soon as practicable following any such oral communication, the Company shall furnish or use commercially reasonable efforts to cause the Depositary to furnish to the Dealer Manager a written report confirming the above information which has been communicated orally.  The Company shall furnish or use commercially reasonable efforts to cause the Depositary to furnish to the Dealer Manager such reasonable information on the tendering Holders as may be reasonably requested from time to time.

(i)            (1)  On the Commencement Date, the Company shall have caused to be delivered to CRT a signed opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Dealer Manager, to the effect set forth in Exhibit C(1) hereto.

(2)  On the date on which the common stock to be issued pursuant to the terms of the Warrant Offer will be delivered (the “Closing Date”), the Company shall have caused to be delivered to CRT a signed opinion of Squire, Sanders & Dempsey L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Dealer Manager, to the effect set forth in Exhibit C(2) hereto.

(j)            On or prior to the date on which the Warrants are accepted by the Company (as described in Section 4 of the Offer Letter) for exercise pursuant to the Warrant Offer (the date on which the Warrants are accepted for exercise, the “Expiration Date”), the Company shall cause counsel for CRT to be furnished with all such documents and certificates as they may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company under this Agreement and the performance of any covenants of the Company to be performed hereunder.

(k)           As soon as practicable after the Commencement Date, the Company shall have made appropriate arrangements, to the extent applicable, with the Depository Trust Company and any other qualified, registered securities depositary to allow for the book-entry movement of the tendered Warrants between depositary participants and the Depositary.

4.                                       Representations and Warranties of the Company.

The Company represents and warrants to and agrees with CRT that, as of the Commencement Date, the Effective Date (as defined below), the Expiration Date, the Closing Date, and during the period of the Warrant Offer:

(a)           Except to the extent subsequently amended or supplemented (i) the Offering Materials, as then amended or supplemented, comply and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, including without limitation Sections 10 and 14 of the Exchange Act and Rule 10b-5 promulgated thereunder; and (ii) the Offering Materials, as then amended or supplemented, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from the Offering Materials made in reliance upon and in conformity with information pertaining to CRT furnished in writing to the Company by CRT expressly for use in the Offering Materials.

(b)           The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offer Letter, except where the failure to be in good standing would not reasonably be expected to materially adversely affect the consummation of the Warrant Offer.

(c)           The Company has all requisite corporate power and authority to make and consummate the Warrant Offer in accordance with its terms; all necessary corporate action has been duly taken by the Company to authorize the Warrant Offer, the exercise of the Warrants pursuant thereto, the use of funds in connection with such Warrant Offer, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and in the Offering Materials.  The Company has taken or will take all necessary corporate action to authorize any amendments or supplements to, or modifications of, the Warrant Offer and the Offering Materials.

(d)           The shares of common stock to be issued upon exercise of the Warrants have been duly authorized and when issued and delivered against payment thereof as described in the Agreement, will be validly issued, fully paid and non-assessable.  The holders of such common stock will not be subject to personal liability by reason of being such holders, and such shares of common stock will not be subject to any preemptive rights granted by the Company.

(e)           The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and all of the transactions described herein.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

(f)            (A) The execution, delivery and performance by the Company of this Agreement, (B) the making and consummation of the Warrant Offer by the Company and the exercise of the Warrants thereunder, (C) the use by the Company of funds required in connection with the Warrant Offer, (D) the use of the Offering Materials and the filing of the Schedule TO, and (E) the consummation by the Company of the transactions contemplated by this Agreement and in the Offering Materials and compliance with the terms herein or therein (all of the foregoing, collectively, the “Transactions”), in each case, (x) do not violate and will not result in a violation of any of the terms or provisions of the charter or by-laws or similar organizational documents of the Company, (y) do not and will not conflict with, or result in a material breach or violation of any of the terms or provisions of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company under, (a) any material contract, indenture, mortgage, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties or assets are bound or affected or (b) any existing applicable law, rule, regulation, judgment, order or decree (including, without limitation, Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System) of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets and (z) complies and will comply in all material respects with all applicable laws, rules and regulations of any government or governmental or regulatory instrumentality or agency.

(g)           None of the Warrant Offer or other Transactions, the obtaining and use by the Company of the funds required in connection therewith, the issuance of securities by the Company pursuant to the Warrant Offer, the use of the Offering Materials, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby require or will require any consent of, approval of, waiver by, license or authorization from, or permit of, or other action by or filing or registration with or notification to, any governmental or regulatory agency other than the filing of the Schedule TO and Registration Statement and any amendment thereto and any filings required under state securities or “blue sky” laws.

(h)           Except as disclosed in the Offer Letter and Registration Statement, there is no action, suit or proceeding before or by any government, governmental or regulatory instrumentality or agency or court, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Offering Materials or which could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or could reasonably be expected to materially adversely affect the consummation of the Warrant Offer or the other Transactions.

(i)            No stop order, injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or investigation initiated or, to the knowledge of the Company, threatened with respect to the Warrant Offer or the other Transactions by or before any governmental or regulatory agency, or any court.

(j)            The Company is not, or will not be as a result of the issuance of securities that it may become obligated to issue pursuant to the terms of the Warrant Offer, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(k)           The Company believes that the Warrant Offer is exempt from or otherwise not subject to state takeover or similar laws of any jurisdiction.

(l)            The Company has, or by the Expiration Date will have, sufficient funds in a form reasonably acceptable to CRT available and has or will have sufficient authority to use such funds under applicable law to enable it to pay costs and expenses related to the Warrant Offer.

(m)          Except for the registration of shares of common stock pursuant to the Registration Statement, no registration is required pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder in connection with the Warrant Offer.

(n)           (1) The Registration Statement, including the prospectus, (i) has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and (ii) has been filed with the Commission under the Securities Act.  Copies of such Registration Statement and all amendments and exhibits thereto have been, or will be at the time they are filed, made available by the Company to CRT.  The Company has included in such Registration Statement all information required by the Securities Act to be included in such Registration Statement and the related prospectus.  As of the Effective Date, the Expiration Date and the Closing Date, the Registration Statement will have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or pending or, to the best knowledge of the Company, contemplated by the Commission, and there has been no request on the part of the Commission for additional information.  No other stop order and no injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or investigation initiated or, to the best knowledge of the Company, threatened with respect to the Warrant Offer by or before any governmental or regulatory agency, or any court.

(2) The Registration Statement and the prospectus conform, and any further amendments or supplements to the Registration Statement or the prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act.  The Registration Statement and any post-effective amendments thereto will not, at the time the Registration Statement or such post-effective amendment becomes effective (the “Effective Date”), and as of the Commencement Date, Expiration Date, and the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The prospectus will not, as of the Effective Date, Commencement Date, Expiration Date and the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made in this subsection (2) as to information contained in or omitted from the prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of CRT pertaining to CRT specifically for inclusion therein, it being understood that the only information so provided by CRT expressly for use therein is the Dealer Manager Information.

The representations and warranties set forth in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party (as defined herein).

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to CRT or its counsel shall be deemed a representation and warranty by the Company to CRT as to the matters covered thereby.

5.             Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless CRT and its affiliates and their respective directors, officers, employees, representatives, and agents and each person who controls CRT within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (CRT and each such person being an “Indemnified Party”) as follows:

(i)            from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents used in connection with the Warrant Offer, including, without limitation, the Offering Materials, including the Schedule TO and any Amendment, or any of the documents referred to therein furnished or made available by the Company, directly, through CRT or otherwise or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any of its representations, warranties or agreements contained herein, (C) the Company’s failure to make or consummate the Warrant Offer or the withdrawal, rescission, termination, amendment or extension of the Warrant Offer or any failure on the Company’s part to comply with the terms and conditions contained in the Offering Materials, (D) any of the other Transactions or the engagement of CRT pursuant to, and the performance by CRT of the services contemplated by, this Agreement, except in the case of this clause (D) to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from CRT’s gross negligence or bad faith, or (E) any action taken or omitted to be taken by an Indemnified Party with the consent of the Company or in conformity with the instructions of the Company;

(ii)           subject to subsection (e) below, from and against any and all losses, liabilities, claims, damages and expenses, reasonably and promptly after incurred, paid in settlement of any litigation, or incurred in any investigation or proceeding by any governmental agency or body, commenced or threatened, or in connection with any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above; and

(iii)          subject to subsection (d) below, from and against any and all reasonable expense, as incurred (including the reasonable fees and disbursements of counsel chosen by CRT) incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the Company shall not be liable under clause (A) of subparagraph (i) above to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Offering Materials in reliance upon and in conformity with written information furnished to the Company by CRT expressly for use in the Offering Materials.

(b)           If the indemnification provided for in Section 5(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and to CRT on the other hand from the Warrant Offer and other Transactions (whether or not consummated) or (ii) if, but only if, the allocation provided by clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of CRT on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits to the Company on the one hand and CRT on the other hand, in connection with the Warrant Offer and other Transactions (whether or not consummated) shall be deemed to be in the same proportion as the total value paid or proposed to be paid to Holders of Warrants pursuant to the Warrant Offer and other Transactions (whether or not consummated) bears to the fees actually received by CRT hereunder.  The relative fault of the Company on the one hand and CRT on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by CRT and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and CRT agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 5(b).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 5(b) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission; provided, however, that, to the extent permitted by applicable law, in no event shall CRT be required to contribute any amount which, in the aggregate, exceeds the aggregate fees  received by CRT under this Agreement.

(c)           In the event an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Company shall reimburse the Indemnified Party for all reasonable expenses as incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(d)           Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall notify the Company in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the Company will not relieve the Company from any liability which it may have hereunder to such Indemnified Party, and in any event will not relieve the Company from any other liability that it may have to such Indemnified Party, in each case except to the extent that the Company is materially prejudiced thereby.  In the event of any such claim, action or proceeding, if such Indemnified Party shall notify the Company of the commencement thereof, the Company shall assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the fees and expenses of such counsel; provided, however, that (i) if the Company fails to assume such defense in a timely manner or (ii) if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of such Indemnified Party for the same counsel to represent both the Indemnified Party and the Company, then such Indemnified Party shall be entitled to retain its own counsel at the expense of the Company, provided further, however, that the Company shall not be required to pay the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Indemnified Parties in any jurisdiction in respect of any single claim, action or proceeding.  In respect of any claim, action or proceeding the defense of which shall have been assumed by the Company, in accordance with the foregoing, each Indemnified Party shall have the right to participate in such litigation and to retain its own counsel at its own expense.

(e)           The Company agrees that, without the other party’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the other party or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, investigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(f)            The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise.

6.             Termination; Withdrawal.  (a) This Agreement may be terminated by CRT, at any time upon notice to the  Company, if (A) the Company does not comply in all material respects with any covenant specified in Section 3 of this Agreement or the representations and warranties under Section 4 are incorrect in any material respect, provided, however, that if the failure to comply in all material respects with any covenant specified in Section 3 or the incorrect representation or warranty under Section 4 is capable of being cured by the Company, CRT must first notify the Company of such failure to comply or such incorrect representation or warranty, and the Company shall have 7 days after receipt of such notice to take such action so as to comply or to make such representation or warranty correct in all material respects, (B) the Company shall file, deliver, publish, mail or propose to file, deliver, publish or mail any amendment or supplement to the Offering Materials to which the Dealer Manager shall reasonably object or which shall reasonably be disapproved by its counsel, (C) at any time prior to the Expiration Date, the Warrant Offer is terminated or withdrawn by the Company for any reason, or (D) there is a good faith disagreement between the Dealer Manager and the Company with respect to a material term or condition of the Warrant Offer or the Offering Materials.

(b)           This Agreement may be terminated by the Company, at any time upon notice to CRT, if (A) CRT does not comply in all material respects with Section 1(a) of this Agreement, provided, however, that if the failure to comply in all material respects with Section 1(a) is capable of being cured by CRT, the Company must first notify CRT of such failure to comply, and CRT shall have 7 days after receipt of such notice to take such action so as to comply in all material respects, (B) at any time prior to the Expiration Date, the Warrant Offer is terminated or withdrawn by the Company for any reason, or (C) there is a good faith disagreement between the Dealer Manager and the Company with respect to a material term or condition of the Warrant Offer or the Offering Materials.

(c)           Nothing herein shall obligate the Company to consummate the Warrant Offer, which the Company may withdraw at any time, upon notice to CRT.

(d)           Notwithstanding termination of this Agreement pursuant to subsections (a) and (b) of this Section 6, the provisions of Section 1(c) and the obligations of the Company to compensate CRT pursuant to Section 2 with respect to Warrants tendered prior to the date of withdrawal and actually exercised in the Warrant Offer and accepted for exercise by the Company, and to reimburse CRT for its expenses pursuant to Section 2 and to pay all costs and expenses incurred by the Company in connection with the performance of this Agreement and in connection with the Warrant Offer pursuant to Section 3(g), the provisions of Section 5, this Section 6(c), Section 8 and Sections 10 through 17 shall survive any termination of this Agreement.

7.             Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by facsimile to be confirmed in writing).

If to the Company:

ATS Corporation

7915 Jones Branch Road

McLean, Virginia  22102

Attention: Dr. Edward H. Bersoff

Facsimile: (703) 748-8691

with a copy (which shall not constitute notice) to:

James J. Maiwurm

Squire, Sanders and Dempsey L.L.P.

8000 Towers Crescent Drive

14th Floor

Tysons Corner, Virginia  22182

Facsimile: (703) 720-7801

If to CRT:

CRT Capital Group LLC

262 Harbor Drive

Stamford, Connecticut 06902

Facsimile: (203) 569-6499

with a copy (which shall not constitute notice) to:

Floyd I. Wittlin

Bingham McCutchen

399 Park Avenue

New York, NY 10022-4689

Facsimile:  (212) 702-3625

or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph.

8.             Securities Positions.  The Company acknowledges that it has no objection to the fact that, in the course of trading activities, CRT may from time to time have positions in, and buy or sell securities of, the Company and its affiliates.

9.             Tombstone.  With the prior written consent of the Company, which shall not be unreasonably withheld, delayed or conditioned, CRT, at its sole expense, may place an announcement in such newspapers and periodicals as it may choose, stating that CRT is acting or has acted as exclusive dealer manager to the Company in connection with the Warrant Offer.

10.          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

11.           Severability of Provisions.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party.  Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

12.           Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts.  Each of such counterparts, when a counterpart has been executed and delivered, shall be deemed to be an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

13.           Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Indemnified Parties and their respective successors, assigns, heirs and legal representatives and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14.           Consent to Jurisdiction and Service; Waivers.  The Company hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the borough of Manhattan, State of New York in respect of any such action, proceeding or counterclaim and irrevocably agrees that all claims and defenses in respect of any such suit, action or proceeding may be heard and determined in any such court.  The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Service of process may be effected by making process, by registered mail return receipt requested, to the Company at the address set forth above.  Nothing in this Section 14 shall affect the right of CRT, any of its affiliates or any Indemnified Party to serve process in any manner prescribed by law.

15.           Miscellaneous.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16.           Entire Agreement; Amendment.  This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof.  Without limiting the generality of the foregoing, this Agreement supersedes and terminates Section 3.21 of the Underwriting Agreement between Company (then named Federal Services Acquisition Corporation) and CRT dated October 19, 2005.  This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

17.           Trial by Jury.  Each of the Company and CRT (each on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and CRT in accordance with its terms.

Very truly yours,

ATS Corporation

By
Name: Dr. Edward H. Bersoff
Title: Chairman, President and Chief Executive Officer

Confirmed and accepted

as of the date first above written:

CRT Capital Group LLC

By
Name:
Title:

Exhibit C(1)

FORM OF OPINION OF THE COMPANY’S

COUNSEL TO BE DELIVERED PURSUANT TO SECTION 3(i)(1)

(i)            The Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the Warrant Offer in accordance with its terms.

(ii)           The Warrant Offer, the issuance of securities by the Company pursuant thereto, the execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated thereby and in the Offering Materials have been duly authorized by all necessary corporate action on the part of the Company.

(iii)          The shares of common stock issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered against payment therefor pursuant to the Warrant Offer, will be validly issued, fully paid and non-assessable; and the holders of such shares of common stock will not be subject to personal liability by reason of being such holders, and such shares of common stock will not be subject to any preemptive rights granted by the Company.

(iv)          This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting enforcement of creditors’ rights generally and to general principles of equity and except that rights to indemnity or contribution may be limited by applicable securities laws or principles of public policy.

(v)           (A) The execution, delivery and performance by the Company of this Agreement, (B) the making  and consummation of the Warrant Offer by the Company and the issuance of securities pursuant thereto, (C) the use by the Company of funds required to pay for expenses in connection with the Warrant Offer, (D) the use of the Offering Materials and the filing of the Schedule TO, (E) the amendment of the Warrants, and (F) the consummation by the Company of the transactions described in this Agreement and in the Offering Materials and compliance with the terms herein or therein (all of the foregoing, collectively, the “Transactions”), in each case, (x) do not and will not result in any violation of the charter or by-laws or similar organizational documents of the Company, (y) do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries under, (a) any contract, indenture, mortgage, lease or other agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets are bound or affected and which is filed as an exhibit to the Company’s periodic reports or current reports on Forms 10-K, 10-Q and 8-K, or any amendments thereto, or (b) any judgment, order or decree known to such counsel, of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets and (z) comply and will comply in all material respects with the obligations of the Company under all applicable laws, rules and regulations of the United States of America, including the Securities Act and the Exchange Act.

(vi)          No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any governmental or regulatory agency or body is required to effect the Transactions except (x) as may be required under state securities or “blue sky” laws and (y) as may be required under the Securities Act and the Exchange Act, including the filing of Schedule TO and the Registration Statement.

(vii)         To the knowledge of counsel, no stop order, injunction, or restraining order has been issued or proceedings, litigation or investigation initiated or threatened with respect to the Transactions by or before any governmental or regulatory agency, or any court.

(viii)        To the knowledge of counsel, except as disclosed in the Offer Letter and Registration Statement, there is no action, suit or proceeding before or by any government, governmental or regulatory instrumentality or agency or court, now pending or threatened against or affecting the Company that is required to be disclosed in the Offering Materials or which would reasonably be expected to materially adversely affect the consummation of the Warrant Offer.

(ix)           The Schedule TO and the Registration Statement (except for any financial data contained therein as to which counsel does not express an opinion) comply as to form in all material respects with the applicable requirements of Section 14(d) of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder.

(x)            The Company is not, or will not be as a result of the consummation of the Warrant Offer, an investment company within the meaning of the Investment Company Act of 1940, as amended.

In addition, such opinion shall state that such counsel has participated in the preparation of the Offering Materials, including the documents incorporated by reference therein, and in conferences with officers and other representatives of the Company, representatives of the Company’s outside auditors, and representatives and counsel of CRT, at which the contents of the Offering Materials and related matters were discussed and, although such counsel need not undertake to determine independently nor pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Materials, on the basis of and subject to the foregoing no facts have come to the attention of such counsel to lead such counsel to believe that the Offering Materials (including the Schedule TO) or any amendment thereto (except for the financial statements, notes or schedules thereto and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express a view), as of the date of commencement of the Warrant Offer, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, the Company’s counsel may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company or upon certificates of public officials.  In rendering such opinion, the Company’s counsel may rely as to all matters governed by the laws of any jurisdiction other than the federal law of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, upon opinions of local counsel in such jurisdictions, who shall be counsel satisfactory to counsel for CRT, in which case the opinion shall state that CRT is entitled to so rely.

Such opinions shall be subject to usual and customary exceptions, qualifications and limitations.

Exhibit C(2)

FORM OF OPINION OF THE COMPANY’S

COUNSEL TO BE DELIVERED PURSUANT TO SECTION 3(i)(2)

(i)            The Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the Warrant Offer in accordance with its terms.

(ii)           The Warrant Offer, the issuance of securities by the Company pursuant thereto, the execution, delivery and performance of the Agreement by the Company and the consummation of the transactions contemplated thereby and in the Offering Materials have been duly authorized by all necessary corporate action on the part of the Company.

(iii)          The shares of common stock issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered against payment therefor pursuant to the Warrant Offer, will be validly issued, fully paid and non-assessable; and the holders of such shares of common stock will not be subject to personal liability by reason of being such holders, and such shares of common stock will not be subject to any preemptive rights granted by the Company.

(iv)          This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting enforcement of creditors’ rights generally and to general principles of equity and except that rights to indemnity or contribution may be limited by applicable securities laws or principles of public policy.

(v)           (A) The execution, delivery and performance by the Company of this Agreement, (B) the making  and consummation of the Warrant Offer by the Company and the issuance of securities pursuant thereto, (C) the use by the Company of funds required to pay expenses in connection with the Warrant Offer, (D) the use of the Offering Materials and the filing of the Schedule TO, (E) the amendment of the Warrants; and (F) the consummation by the Company of the transactions described in this Agreement and in the Offering Materials and compliance with the terms herein or therein (all of the foregoing, collectively, the “Transactions”), in each case, (x) do not and will not result in any violation of the charter or by-laws or similar organizational documents of the Company, (y) do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries under, (a) any contract, indenture, mortgage, lease or other agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets are bound or affected and which is filed as an exhibit to the Company’s periodic reports or current reports on Forms 10-K, 10-Q and 8-K, or any amendments thereto, or (b) any judgment, order or decree known to such counsel, of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets and (z) comply and will comply in all material respects with the obligations of the Company under all applicable laws, rules and regulations of the United States of America, including the Securities Act and the Exchange Act.

(vi)          No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any governmental or regulatory agency or body is required to effect the Transactions except (x) as may be required under state securities or “blue sky” laws and (y) as may be required under the Securities Act and the Exchange Act, including the filing of Schedule TO and the Registration Statement.

(vii)         To the knowledge of counsel, no stop order, injunction or restraining order has been issued or proceedings, litigation or investigation initiated or threatened with respect to the Transactions by or before any governmental or regulatory agency, or any court.

(viii)        To the knowledge of counsel, except as disclosed in the Offer Letter and Registration Statement, there is no action, suit or proceeding before or by any government, governmental or regulatory instrumentality or agency or court, now pending or threatened against or affecting the Company that is required to be disclosed in the Offering Materials or which would reasonably be expected to materially adversely affect the consummation of the Warrant Offer.

(ix)           The Schedule TO and the Registration Statement (except for any financial data contained therein as to which counsel does not express an opinion) comply as to form in all material respects with the applicable requirements of Section 14(d) of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder.

(x)            The Company is not, or will not be as a result of the consummation of the Warrant Offer, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(xi)           The Registration Statement and any amendments thereto have become effective under the Securities Act; any required filing of the prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the prospectus and each amendment thereof or supplement thereto as of their respective effective dates or issue dates (except for the financial statements, notes or schedules thereto and other financial data contained or incorporated by reference therein, as to which counsel need not express an opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act, as amended, and the respective rules thereunder; and counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time such became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In addition, such opinion shall state that such counsel has participated in the preparation of the Offering Materials, including the documents incorporated by reference therein, and in conferences with officers and other representatives of the Company, representatives of the Company’s outside auditors, and representatives and counsel of CRT, at which the contents of the Offering Materials and related matters were discussed and, although such counsel need not undertake to determine independently nor pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Materials, on the basis of and subject to the foregoing no facts have come to the attention of such counsel to lead such counsel to believe that the Offering Materials (including the Schedule TO) or any amendment thereto (except for the financial statements, notes or schedules thereto and other financial data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express a view), as of the Expiration Date and the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, the Company’s counsel may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company or upon certificates of public officials.  In rendering such opinion, the Company’s counsel may rely as to all matters governed by the laws of any jurisdiction other than the federal law of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, upon opinions of local counsel in such jurisdictions, who shall be counsel satisfactory to counsel for CRT, in which case the opinion shall state that CRT is entitled to so rely.

Such opinions shall be subject to usual and customary exceptions, qualifications and limitations.